Exhibit 99.1

Prairie Operating Co. Announces Year End 2025 Results

•	2025 total revenue of $241.6 million (approximately $315.0 million including Bayswater), an increase of approximately 3,000% year-over-year
•	Record Adjusted EBITDA(1) of $155.5 million (approximately $220.0 million including Bayswater), an increase of over 975% year-over-year
•	Approximately 3,900% increase in yearly production to an average of 18,500 Boe/d (approximately 24,000 Boe/d including Bayswater) (50% oil / 73% liquids)
•	Current production rate of approximately 28,000 net Boe/d
•	Reached agreement to extend grant of Series F Preferred equity anniversary warrants

Houston, Texas, March 30, 2026 (GLOBE NEWSWIRE) — Prairie Operating Co. (Nasdaq: PROP) (the “Company,” “Prairie,” “we,” “our,” or “us”), an independent energy company engaged in the development and acquisition of oil, natural gas, and natural gas liquids (“NGL”) resources in the Denver-Julesburg (DJ) Basin – today announced its financial and operational results for the year ended December 31, 2025.

Recent Key Highlights

•	Record total production of 6.75 million of barrels of oil equivalent (“MMBoe”) (approximately 73% liquids).
•	Proved reserves of 121,119 MBoe, 43% of which are proved undeveloped with a discounted future net cash flows of $851.7 million, PV-10(1) of $1,219.8 million.
•	Expanded hedging program, securing favorable commodity pricing through 2029.
•	Closed and completed transition services period for $602.75 million acquisition of assets from Bayswater Exploration & Production.
•	Completed six additional complementary acquisitions, adding approximately 44,000 net acres at attractive metrics.
•	Exited 2025 with a current production rate of approximately 28,000 net Boe/d, reflecting the strength of the Company’s asset base and the impact of development activity during the year.
(1) EBITDA and PV-10 are Non-GAAP measures, refer to “Non-GAAP Financial Measures” for reconciliations of GAAP to non-GAAP financial measures used throughout this Current Report on Form 8-K.

Richard Frommer Interim Chief Executive Officer, commented:

“2025 marked a transformational year for Prairie. We materially scaled production, expanded margins, fully integrated the Bayswater assets, and strengthened our balance sheet while maintaining capital discipline and operational excellence.”

“Our team delivered record production and Adjusted EBITDA (1), giving us strong momentum entering 2026. With a deep inventory of high-quality drilling locations, expanded hedge protection, and growing scale in the DJ Basin, we believe Prairie is well positioned to execute on its strategy and create long-term shareholder value.”

Year End 2025 Results Summary

•
Revenue of $241.6 million (approximately $315.0 million including Bayswater), driven by realized prices (excluding hedges) of $59.91 per barrel for oil, $18.16 per barrel for NGLs, and $0.88 per Mcf for natural gas.

•	Net loss attributable to common stockholders of $60.9 million, or $1.35 basic loss per share.
•	Adjusted EBITDA(1) of $155.5 million (approximately $220.0 million including Bayswater) compared to $(17.7) million for the year ended December 31, 2024.
•	Capital expenditures incurred of $183.4 million, approximately 35% below midpoint of guidance.
•	Net cash provided by operating activities of $153.9 million.
•	Proved reserves of 121,119 MBoe, 43% of which are proved undeveloped.
•	Standardized measure of discounted future net cash flows of $851.7 million, PV-10(1) of $1,219.8 million.

(1) Adjusted EBITDA and PV-10 are Non-GAAP measures, refer to “Non-GAAP Financial Measures” for reconciliations of GAAP to non-GAAP financial measures used throughout this Current Report on Form 8-K.

2025 Operational Summary
Operationally, 2025 marked a significant step forward for Prairie as the Company completed the transition period following the Bayswater acquisition and assumed full operational control of those assets.
On April 1, 2025, we launched the development program at our Rusch pad development in Weld County, which consists of 11 two-mile lateral wells. The Rusch wells came online late in September 2025 with initial average oil and natural gas production measured before any deductions for fuel, flare, or vented volumes (“Two-stream”) gross production of 475 Boe/d.

On April 28, 2025, we announced our plan to begin completions on nine previously drilled but uncompleted wells acquired in the Bayswater Acquisition. Completion activities at the Opal/Coalbank pad began in May 2025, and the wells came online mid-July 2025 with initial average Two-stream gross production of 725 Boe/d.

On June 1, 2025, we moved the drilling rig to our Noble pad development in Weld County, which consists of seven wells. The Noble wells came online in November 2025 with initial average Two-stream gross production of 550 Boe/d.

In September 2025, we moved the drilling rig to our then-recently acquired Simpson pad development in Weld County, which consists of six wells. Three of the Simpson pad wells came online in December 2025 and the remainder came online in January 2026 with initial average Two-stream gross production of 500 Boe/d.

In December 2025, we moved the drilling rig to our Blehm pad and then our Schneider pad, both of which are in Weld County and consist of five wells each. Completion activities at the Blehm and Schneider pads are ongoing and first production is expected early in the second quarter of 2026.

At the end of 2025, we moved the drilling rig to our Elder East and West pad, which consists of nine wells. Drilling at the Elder East and West pad is expected to be completed towards the end of the first quarter of 2026.

Year End 2025 Results

Key Financial Highlights

(In thousands, except per share amounts)	Year Ended December 31, 2025
Total revenues	$241,648
Net loss attributable to common stockholders	$(60,907)
Loss per share – basic & diluted	$(1.35)
Adjusted EBITDA	$155,535
Capital expenditures	$183,352

Reserves

Our reserve estimates as of December 31, 2025, are based on a reserve report prepared by Cawley, Gillespie & Associates Inc. (“CG&A”) in accordance with the rules and regulations of the SEC in Regulation S-X, Rule 4-10, and do not include probable or possible reserves. All of our proved reserves presented below are located in the DJ Basin.

The following table presents our estimated proved reserves by category, the standardized measure of discounted future net cash flows, PV-10, and the prices used in the calculation of net proved reserves estimates for the year ended December 31, 2025:

Year Ended December 31, 2025
Net reserve volumes:
Proved developed producing:
Oil (MBbls)	27,900
Natural gas (MMcf)	122,975
NGL (MBbls)	17,974
Total (MBoe) (1)	66,370

Proved developed non-producing:
Oil (MBbls)	1,406
Natural gas (MMcf)	2,258
NGL (MBbls)	330
Total (MBoe) (1)	2,112

Proved undeveloped:
Oil (MBbls)	30,725
Natural gas (MMcf)	70,041
NGL (MBbls)	10,238
Total (MBoe) (1)	52,637

Total proved:
Oil (MBbls)	60,031
Natural gas (MMcf)	195,274
NGL (MBbls)	28,542
Total (MBoe) (1)	121,119

Reserves data (in thousands):
Standardized measure of discounted future net cash flows	$851,702
PV-10 (2)	$1,219,814

SEC Prices (3):
Oil (per Bbl)	$65.34
Natural gas (per Mcf)	$3.39
NGL (per Bbl)	$19.28

(1)	Assumes a ratio of 6 MMcf of natural gas per MBoe.
(2)
PV-10 is a financial measure not presented in accordance with U.S. GAAP. PV-10 is derived from the Standardized Measure, which is the most directly comparable GAAP financial measure for proved reserves. PV-10 is a computation of the Standardized Measure on a pre-tax basis and is equal to the Standardized Measure at the applicable date, before deducting future income taxes discounted at 10%.

(3)
Our estimated proved reserves and the related net revenues were determined using the 12-month unweighted arithmetic average of the first-day-of-the-month price for each month in the period January through December (“SEC Prices”). The SEC Prices are adjusted for treating costs and/or crude quality and gravity corrections.

Revenue and Production

Revenue for the year ended December 31, 2025 was $241.6 million, $204.0 million related to oil. Production for the year ended December 31, 2025 was 6,748 MBoe and was comprised of approximately 50% oil (approximately 73% liquids).

Year Ended December 31, 2025 (1)
Revenues (in thousands)
Oil revenue	$204,040
Natural gas revenue	9,472
NGL revenue	28,136
Total revenues	$241,648

Production:
Oil (MBbls)	3,406
Natural gas (MMcf)	10,753
NGL (MBbls)	1,550
Total production (MBoe) (2)	6,748

Average sales volumes per day (Boe/d)	18,487

Average realized price (excluding effects of derivatives):
Oil (per MBbl)	$59.91
Natural gas (per MMcf)	$0.88
NGL (per MBbl)	$18.16
Average realized price (per MBoe)	$35.81

Average realized price (including effects of derivatives):
Oil (per MBbl)	$63.87
Natural gas (per MMcf)	$1.65
NGL (per MBbl)	$17.93
Average price (per MBoe)	$38.98

Average NYMEX prices:
WTI (per MBbl)	$65.39
Henry Hub (per MMBtu)	$3.51

(1)
Total revenues and production for the year ended December 31, 2025, include revenue and production volumes from the assets acquired from Bayswater beginning on March 26, 2025, the closing date of the acquisition, through December 31, 2025.

(2)	MBoe is calculated using six MMcf of natural gas equivalent to one MBbl of oil.

Operating Costs

(In thousands, except per Boe amounts)	Year Ended December 31, 2025 (1)
Lease operating expenses	$41,411
Lease operating expenses per Boe	$6.14

Transportation and processing	$8,910
Transportation and processing per Boe	$1.32

Ad valorem and production taxes (2)	$21,231
Ad valorem and production taxes per Boe	$3.15

General and administrative expenses (3)	$50,614
General and administrative expenses per Boe	$7.50

(1)
Total operating expenses for the year ended December 31, 2025, include operating expenses for the assets acquired from Bayswater beginning on March 26, 2025, the closing date of the acquisition, through December 31, 2025. Operating expenses per Boe for the year ended December 31, 2025 are calculated over production volumes which include volumes from the assets acquired from Bayswater beginning on March 26, 2025, the closing date of the acquisition, through December 31, 2025.

(2)	Ad valorem and production taxes payable for the year ended December 31, 2025 includes the quarterly Colorado production fee of $1.7 million.
(2)	General and administrative expenses for the year ended December 31, 2025 includes non-cash long-term incentive compensation expenses of $14.8 million.

Acquisitions and Capital Expenditures

(In thousands)	Year Ended December 31, 2025
Cash paid for Bayswater asset purchase	$459,593
Capital expenditures – cash	$177,700
Other asset and leasehold purchases (1)	$19,428

(1)	Other asset and leasehold purchases for the year ended December 31, 2025 includes cash paid for Edge acquisition, the third Exok acquisition, and the Summit and Crown acquisitions.

Liquidity and Capital Resources

As of December 31, 2025, we had approximately $109.0 million of liquidity, primarily consisting of borrowings available under our Credit Facility. As of December 31, 2025, the Credit Facility had a borrowing base of $475.0 million and aggregate elected commitments of $475.0 million.

2026 Updated Guidance

Prairie initiates full-year guidance for 2026 as follows:

●	Average Daily Production: 25,500 – 27,500 Boe/d.

●	Capital Expenditures: $200.0 million – $220.0 million.

●	Adjusted EBITDA(1): $240.0 million and $260.0 million.

(1) Adjusted EBITDA is a Non-GAAP measure, refer to “Non-GAAP Financial Measures” for reconciliations of GAAP to non-GAAP financial measures used throughout this Current Report on Form 8-K.

Commodity Hedges

The following table reflects contracted volumes and weighted average prices we will receive under the terms of our derivative contracts as of December 31, 2025:
	Settling January 1, 2026 through December 31, 2026	Settling January 1, 2027 through December 31, 2027	Settling January 1, 2028 through December 31, 2028
Crude Oil Swaps:
Notional volume (Bbls)	4,230,866	3,306,753	1,515,007
Weighted average price ($/Bbl)	$62.36	$62.03	$61.60
Natural Gas Swaps:
Notional volume (MMBtus)	13,420,634	11,882,126	4,406,357
Weighted average price ($/MMBtu)	$4.08	$4.07	$4.00
Ethane Swaps:
Notional volume (Bbls)	288,956	232,375	51,809
Weighted average price ($/Bbl)	$11.54	$11.05	$11.28
Propane Swaps:
Notional volume (Bbls)	509,724	417,744	94,220
Weighted average price ($/Bbl)	$26.36	$26.51	$26.00
Iso Butane Swaps:
Notional volume (Bbls)	63,185	50,812	11,328
Weighted average price ($/Bbl)	$33.92	$30.22	$29.63
Normal Butane Swaps:
Notional volume (Bbls)	174,809	140,580	31,343
Weighted average price ($/Bbl)	$35.24	$31.37	$30.37
Pentane Plus Swaps:
Notional volume (Bbls)	130,321	104,802	23,366
Weighted average price ($/Bbl)	$53.05	$52.40	$52.49

During the first quarter of 2026, we executed a portfolio of hedges securing the following weighted-average prices through the indicated periods:

	Settling January 1, 2026 through December 31, 2026	Settling January 1, 2027 through December 31, 2027	Settling January 1, 2028 through December 31, 2028	Settling January 1, 2029 through June 30, 2029
Crude Oil Swaps:
Notional volume (Bbls)	695,518	960,750	861,300	210,000
Weighted average price ($/Bbl)	$65.33	$63.49	$62.94	$61.57
Natural Gas Swaps:
Notional volume (MMBtus)	600,000	1,600,000	1,200,000	400,000
Weighted average price ($/MMBtu)	$4.05	$4.07	$4.11	$4.11
Ethane Swaps:
Notional volume (Bbls)	98,985	168,300	168,300	—
Weighted average price ($/Bbl)	$10.63	$10.21	$9.55	$—
Propane Swaps:
Notional volume (Bbls)	64,175	104,940	104,940	—
Weighted average price ($/Bbl)	$30.07	$28.22	$25.87	$—
Iso Butane Swaps:
Notional volume (Bbls)	14,070	23,760	23,760	—
Weighted average price ($/Bbl)	$39.36	$35.10	$31.32	$—
Normal Butane Swaps:
Notional volume (Bbls)	25,795	43,560	43,560	—
Weighted average price ($/Bbl)	$37.99	$33.81	$30.35	$—
Pentane Plus Swaps:
Notional volume (Bbls)	31,475	55,440	55,440	—
Weighted average price ($/Bbl)	$60.06	$55.05	$52.94	$—

Non-GAAP Financial Measures

This Current Report on Form 8-K contains Adjusted EBITDA and PV-10, which are financial measures not calculated or presented in accordance with GAAP. These supplemental non-GAAP financial measures are used by management and external users of our financial statements, such as investors, lenders, and rating agencies and may not be comparable to similarly titled measures reported by other companies.

Adjusted EBITDA

Adjusted EBITDA is used by management to evaluate the performance of our business, make operational decisions, and assess our ability to generate cashflows. Management believes Adjusted EBITDA provides investors with helpful information to better understand the underlying performance trends of our business, facilitate period-to-period comparisons, and assess the company’s operating results.

Adjusted EBITDA is derived from net income (loss) from continuing operations and is adjusted for income tax expense, depreciation, depletion, and amortization, accretion of asset retirement obligations, abandonment and impairment of unproved properties, non-cash stock-based compensation, interest expense, net, non-cash loss on adjustment to fair value – embedded derivatives, debt, and warrants, loss on debt issuance, unrealized gain on derivatives, and litigation settlement expense, all as applicable. We adjust net income (loss) from continuing operations for the items listed above to arrive at Adjusted EBITDA because these amounts can vary substantially between periods and companies within our industry depending upon accounting methods, book values of assets, capital structures, and the method by which assets were acquired. Adjusted EBITDA has limitations as an analytical tool, including that it excludes certain items that affect our reported financial results. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income calculated in accordance with GAAP or as an indicator of our operating performance or liquidity. Additionally, our calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.
The following table presents the reconciliation of Net income (loss) from continuing operations to Adjusted EBITDA for the years indicated:
	Year Ended December 31,
	2025 (1)	2024
	(In thousands)
Net income (loss) from continuing operations reconciliation to Adjusted EBITDA:
Net income (loss) from continuing operations	$32,051	$(39,867)
Adjustments:
Depreciation, depletion, and amortization	48,916	427
Accretion of asset retirement obligations	247	6
Abandonment and impairment of unproved properties (2)	3,409	—
Non-cash stock-based compensation	14,764	8,377
Interest expense, net	27,471	562
Non-cash loss on adjustment to fair value – embedded derivatives, debt, and warrants (3)	63,341	5,358
Non- cash loss on issuance of debt (4)	—	3,039
Unrealized (gain) loss on derivatives	(57,834)	4,395
Litigation settlement expense	1,516	—
Income tax expense (5)	21,654	—
Adjusted EBITDA	$155,535	$(17,703)

(1)
Net income (loss) from continuing operations for the year ended December 31, 2025 includes revenue and related expenses attributable to the assets acquired from Bayswater beginning on March 26, 2025, the closing date of the acquisition, through December 31, 2025.

(2)	Reflects the abandonment of unproved locations which we have deemed non-core and allowed to expire during the year.
(3)	Reflects the changes in the fair values of the financial instruments measured at fair value on a recurring basis.
(4)	Reflects the loss recognized for the issuance of the Subordinated Note and the Subordinated Note Warrants in the third quarter of 2024.
(5)	Reflects deferred income tax expense recognized for the year ended December 31, 2025.

The following table presents the reconciliation of our expected full-year 2026 Net income to our expected full-year 2026 Adjusted EBITDA:

	Full-year 2026 Guidance Range
	(In millions)
Net income reconciliation to Adjusted EBITDA:
Net income	$55	$65
Adjustments:
Depreciation, depletion, and amortization	40	40
Accretion of asset retirement obligations	1	1
Non-cash stock-based compensation	18	18
Interest expense, net	35	33
Non-cash loss on adjustment to fair value – embedded derivatives, debt, and warrants (1)	65	65
Unrealized loss on derivatives	5	15
Income tax expensed (2)	21	23
Adjusted EBITDA	$240	$260

(1)	Reflects the changes in the fair values of the financial instruments measured at fair value on a recurring basis.
(2)	Reflects deferred income tax expense.

PV-10

PV-10 is a financial measure not presented in accordance with U.S. GAAP. PV-10 is derived from the Standardized Measure, which is the most directly comparable GAAP financial measure for proved reserves. PV-10 is a computation of the Standardized Measure on a pre-tax basis and is equal to the Standardized Measure at the applicable date, before deducting future income taxes discounted at 10%. Neither PV-10 nor Standardized Measure represents an estimate of the fair market value of the applicable crude oil, natural gas, and NGLs properties.

We believe that the presentation of PV-10 is relevant and useful to our investors as a supplemental disclosure to the Standardized Measure, or after-tax amount, because it presents the discounted future net cash flows attributable to our reserves before considering future corporate income taxes and our current tax structure. While the standardized measure is dependent on the unique tax situation of each company, PV-10 is based on prices and discount factors that are consistent for all companies. PV-10 has limitations as a financial measure since it excludes future income taxes and should not be considered as an alternative to, or more meaningful than, Standardized Measure calculated in accordance with GAAP.

The following table presents the reconciliation of the Standardized Measure to the PV-10 of our estimated proved reserves for the years indicated:

	Year Ended December 31,
	2025	2024
	(In thousands)
Standardized Measure	$851,702	$255,142
Present value of future income taxes discounted at 10%	368,112	48,017
PV-10	$1,219,814	$303,159

Cautionary Statement about Forward-Looking Statements

The information included in this Current Report on Form 8-K and in any oral statements made in connection herewith include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, without limitation, statements regarding future financial performance, business strategies, expansion plans, future results of operations, estimated revenues, losses, projected costs, prospects, plans and objectives of management. These forward-looking statements are based on our management’s current expectations, estimates, projections and beliefs, as well as a number of assumptions concerning future events, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Current Report on Form 8-K, words such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “continue,” “project” or the negative of such terms or other similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained herein are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

These risks are not exhaustive. Other sections of this Current Report on Form 8-K could include additional factors that could adversely affect our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the effects of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Our Securities and Exchange Commission (the “SEC”), filings are available publicly on the SEC website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Accordingly, forward-looking statements in this Current Report on Form 8-K should not be relied upon as representing our views as of any subsequent date, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

All forward-looking statements, expressed or implied, included in this Current Report on Form 8-K are expressly qualified in their entirety by this cautionary statement.

Regulation FD Disclosure

The Company announces material information to the public through a variety of means, including filings with the SEC, press releases, public conference calls, and the investor relations section of its website at www.prairieopco.com.

In addition to these traditional channels, the Company also uses its official social media accounts as a means of disclosing information about Prairie and its business, and to comply with its disclosure obligations under Regulation FD. The Company’s official social media accounts currently include @PrairieOpCo on X (formerly Twitter) and linkedin.com/company/prairie-operating-co on LinkedIn. Information the Company posts through these social media channels may be deemed material. Accordingly, investors, the media, and others interested in the Company should monitor these accounts in addition to following the Company’s press releases, SEC filings, and public conference calls and webcasts. The Company may update the list of official social media accounts from time to time, and any such updates will be posted on the investor relations section of its website.

About Prairie Operating Co.

Prairie Operating Co. is a Houston-based publicly traded independent energy company engaged in the development and acquisition of oil, natural gas, and natural gas liquid resources in the United States. The Company’s assets and operations are concentrated in the oil and liquids-rich regions of the Denver-Julesburg (DJ) Basin, with a primary focus on the Niobrara and Codell formations. The Company is committed to the responsible development of its oil natural gas, and natural gas liquid resources and is focused on maximizing returns through consistent growth, capital discipline, and sustainable cash flow generation.

More information about the Company can be found at www.prairieopco.com.

Investor Relations Contact:

Wobbe Ploegsma

info@prairieopco.com

832-274-3449

Prairie Operating Co. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share amounts)

	December 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$20	$5,192
Oil, natural gas, and NGL accrued revenue	22,728	3,024
Joint interest and other receivables	23,106	9,275
Derivative assets	28,812	—
Inventory	3,604	5
Prepaid expenses and other current assets	1,452	312
Note receivable	—	494
Total current assets	79,722	18,302

Property and equipment:
Oil and natural gas properties, successful efforts method of accounting including $57,897 and $70,462 excluded from depletable base as of December 31, 2025 and 2024, respectively	852,732	134,953
Other property and equipment	21,067	94
Less: Accumulated depreciation, depletion, and amortization	(49,343)	(427)
Total property and equipment, net	824,456	134,620
Derivative assets	24,627	—
Debt issuance costs, net	12,642	1,731
Operating lease assets	2,966	1,323
Other non–current assets	133	578
Total assets	$944,546	$156,554

Liabilities, Mezzanine Equity, and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$62,792	$38,225
Oil, natural gas, and NGL revenue payable	30,300	2,366
Ad valorem and production taxes payable	31,385	7,094
Senior convertible note, at fair value	—	12,555
Derivative liabilities	—	2,446
Operating lease liabilities	1,300	323
Total current liabilities	125,777	63,009

Long–term liabilities:
Credit facility	366,000	28,000
Subordinated note – related party	1,458	4,609
Subordinated note warrants, at fair value – related party	316	4,159
Series F convertible preferred stock embedded derivatives, at fair value	15,853	—
Series F convertible preferred stock warrants, at fair value	90,134	—
SEPA, at fair value	—	790
Derivative liabilities	—	1,949
Oil, natural gas, and NGL revenue payable	27,402	—
Ad valorem and production taxes payable	22,751	—
Deferred tax liability	21,652	—
Asset retirement obligation	4,019	227
Operating lease liabilities	1,792	1,043
Other long-term liabilities	1,082	—
Total long–term liabilities	552,459	40,777
Total liabilities	678,236	103,786

Commitments and contingencies

Mezzanine equity:
Series F convertible preferred stock; $0.01 par value; 50,000,000 shares authorized, and 121,050 and 0 shares issued and outstanding as of December 31, 2025 and 2024, respectively	136,146	—

Stockholders’ equity:
Series D convertible preferred stock; $0.01 par value; 50,000 shares authorized, and 5,982 and 14,457 shares issued and outstanding as of December 31, 2025 and 2024, respectively	—	—
Common stock; $0.01 par value; 500,000,000 shares authorized, and 62,499,375 and 23,045,209 shares issued and outstanding as of December 31, 2025 and 2024, respectively	625	230
Treasury stock, at cost; 111,357 and 0 shares issued and outstanding as of December 31, 2025 and 2024, respectively	(531)	—
Additional paid–in capital	217,785	172,304
Accumulated deficit	(87,715)	(119,766)
Total stockholders’ equity	130,164	52,768
Total liabilities, mezzanine equity, and stockholders’ equity	$944,546	$156,554

Prairie Operating Co. and Subsidiaries
Consolidated Statements of Operations
(In thousands, except share and per share amounts)

	Years Ended December 31,
	2025	2024
Revenues:
Crude oil sales	$204,040	$6,595
Natural gas sales	9,472	551
NGL sales	28,136	793
Total revenues	241,648	7,939

Operating expenses:
Lease operating expenses	41,411	1,265
Transportation and processing expenses	8,910	864
Ad valorem and production taxes	21,231	591
Depreciation, depletion, and amortization	48,916	427
Accretion of asset retirement obligation	247	6
Exploration expenses	1,332	734
Abandonment and impairment of unproved properties	3,409	—
General and administrative expenses	50,614	30,565
Total operating expenses	176,070	34,452
Income (loss) from operations	65,578	(26,513)

Other (expenses) income:
Interest expense	(28,521)	(1,142)
Gain (loss) on derivatives, net	79,230	(4,395)
Loss on adjustment to fair value – embedded derivatives, debt, and warrants	(63,341)	(5,358)
Loss on issuance of debt	—	(3,039)
Interest income and other	759	580
Total other expenses	(11,873)	(13,354)

Income (loss) from operations before income taxes	53,705	(39,867)
Income tax expense	(21,654)	—
Net income (loss) from continuing operations	32,051	(39,867)

Discontinued operations
Loss from discontinued operations, net of taxes	—	(1,045)
Net loss from discontinued operations	—	(1,045)
Net income (loss) attributable to Prairie Operating Co.	32,051	(40,912)
Series F preferred stock declared dividends	(11,269)	—
Series F preferred stock undeclared dividends	(1,211)	—
Remeasurement of Series F preferred stock	(80,478)	—
Net loss attributable to Prairie Operating Co. common stockholders	$(60,907)	$(40,912)

Loss per common share:
Loss per share, basic and diluted	$(1.35)	$(2.65)
Weighted average common shares outstanding, basic and diluted	45,232,756	15,453,502

Prairie Operating Co. and Subsidiaries
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income (loss) from continuing operations	$32,051	$(39,867)
Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation, depletion, and amortization	48,916	427
Accretion of asset retirement obligation	247	6
Abandonment and impairment of unproved properties	3,409	—
Stock based compensation	14,764	8,377
Unrealized (gain) loss on derivatives	(57,834)	4,395
Loss on adjustment to fair value – embedded derivatives, debt, and warrants	63,341	5,358
Deferred income tax expense	21,654	—
Amortization of deferred financing costs	3,175	35
Loss on issuance of debt	—	3,039
Non-cash SEPA commitment fee	—	600
Changes in operating assets and liabilities:
Oil, natural gas, and NGL accrued revenue	(19,703)	(3,024)
Joint interest and other receivables	(6,229)	(9,241)
Inventory	(3,552)	—
Prepaid expenses and other current assets	(1,140)	(74)
Accounts payable and accrued expenses	19,202	18,590
Oil, natural gas, and NGL revenue payable	17,478	1,140
Ad valorem and production taxes payable	17,947	496
Other assets and liabilities	176	(65)
Net cash provided by (used in) continuing operating activities	153,902	(9,808)
Net cash provided by discontinued operations	—	460
Net cash provided by (used in) operating activities	153,902	(9,348)

Cash flows from investing activities:
Cash paid for Bayswater asset purchase, net of cash received	(459,593)	—
Development of oil and natural gas properties	(177,700)	(28,522)
Other asset and leasehold purchases	(19,428)	(94)
Cash received from payment on note receivable related to sale of cryptocurrency miners	805	338
Cash paid for Nickel Road asset purchase, net of cash received	—	(55,509)
Transaction expenses paid related to Nickel Road asset purchase	—	(239)
Deposit on other oil and natural gas properties purchase	—	(382)
Cash received from sale of cryptocurrency miners	—	1,000
Net cash used in investing activities	(655,916)	(83,408)

Cash flows from financing activities:
Borrowings on the Credit Facility	390,000	28,000
Repayment on the Credit Facility	(52,000)	—
Debt issuance costs associated with the Credit Facility	(14,085)	(336)
Proceeds from the issuance of Common Stock	43,817	15,000
Financing costs associated with issuance of Common Stock	(3,857)	(5,008)
Proceeds from the issuance of Series F Preferred Stock	148,250	—
Financing costs associated with the issuance of Series F Preferred Stock	(12,171)	—
Proceeds from the issuance of the Subordinated Note – related party	—	5,000
Payments of the Subordinated Note – related party	(3,214)	(1,786)
Proceeds from the issuance of the Senior Convertible Note	—	14,250
Payments of the Senior Convertible Note	—	(3,748)
Proceeds from option exercise	633	—
Treasury stock repurchased	(531)	—
Proceeds from the exercise of Series D and E Preferred Stock warrants	—	33,539
Net cash provided by financing activities	496,842	84,911

Net decrease in cash and cash equivalents	(5,172)	(7,845)
Cash and cash equivalents, beginning of the year	5,192	13,037
Cash and cash equivalents, end of the year	$20	$5,192

Supplemental Disclosures of Cash Flow Information

The following table presents non–cash investing and financing activities and supplemental cash flow disclosures relating to the cash paid for interest and income taxes for the years indicated:

	Year Ended December 31,
	2025	2024
	(In thousands)
Non–cash investing activities:
Increase in capital expenditure accruals and accounts payable	$5,652	$14,136
Equipment purchased in exchange for note payable	$560	$—

Non–cash financing activities:
Common Stock issued to Bayswater as part of Bayswater Acquisition purchase price (1)	$16,000	$—
Common Stock issued for SEPA commitment fee (2)	$—	$600
Common Stock issued upon conversion of Senior Convertible Note (3)	$18,164	$—
Common Stock issued upon conversion of Series D Preferred Stock	$8,475	$6,170
Common Stock issued upon conversion of Series E Preferred Stock	$—	$20,000
Common Stock issued upon conversion of Series F Preferred Stock	$38,490	$—
Common Stock issued for Series F Preferred Stock dividends (4)	$11,269	$—
Credit facility issuance costs included in accrued liabilities	$—	$331
Credit facility issuance costs paid by the issuance of Common Stock (5)	$—	$1,000

Supplemental disclosure:
Cash paid for interest	$25,259	$715

(1)
The Company issued approximately 3.7 million shares of common stock, par value $0.01 per share (“Common Stock”) to Bayswater (as defined herein) as part of the Bayswater Purchase Price (as defined herein).

(2)	Pursuant to the SEPA, the Company issued 100,000 shares to YA II PN, LTD., a Cayman Islands exempt limited company (“Yorkville”) as a commitment fee.
(3)	During the year ended December 31, 2025, Yorkville, converted the remaining $11.3 million of the initial $15.0 million Senior Convertible Note in exchange for 2.1 million shares of Common Stock.
(4)	The Company elected to issue shares of Common Stock for the Series F Preferred Stock dividends payable on June 1, September 1, and December 1, 2025.
(5)	Prior to entering into the reserve-based credit agreement with Citibank N.A in December 2024, the Company issued 120,048 shares to Yorkville as a consent fee.